APPENDIX A   -   Filed  pursuant  to  Schedule  14A,  Item 10, in
connection with the Proxy Statement for the Annual Meeting of Shareholders of Showboat, Inc. to be held on May 30, 1996.

                         SHOWBOAT, INC.

                1989 DIRECTORS' STOCK OPTION PLAN

            AS AMENDED AND RESTATED JANUARY 30, 1996

1.   Purpose

           The Showboat, Inc. 1989 Directors' Stock Option Plan (the "Plan") is intended to promote the interests of
Showboat, Inc. (the "Corporation") and its subsidiaries by offering members of the Board of Directors of the Corporation who are not employed as regular salaried officers or employees of the Corporation or any of its subsidiaries (hereinafter referred to as "Non-Employee Directors" or "Optionees") the opportunity to participate in a stock option plan in order to encourage Non-Employee Directors to take a long term view of the affairs of the Corporation; to attract and retain new top-notch Non-Employee Directors; and to aid in rewarding Non-Employee Directors for their services to the Corporation.

2.   Administration

           The Plan shall be administered by a Committee (the "Committee") of not less than two Non-Employee Directors of the Corporation selected by, and serving at the pleasure of, its Board of Directors (the "Board"). The Committee shall not have any discretion to determine or vary any matters which are fixed under the terms of the Plan including, without limitation, which individuals shall receive option awards, how many shares of the Corporation's stock shall be subject to each such option award, what the exercise price of stock covered by an option shall be, and what means of payment shall be acceptable.

           The Committee shall have the authority to otherwise interpret the Plan and make all determinations necessary or advisable for its administration.

           The Committee's decisions under the Plan shall be subject to approval of the Board.

3.   Eligibility

           Only Non-Employee Directors will be eligible to be granted awards.

4.   Stock Subject to the Plan

          The stock from which awards may be granted shall be the Corporation's $1.00 par value Common Stock ("Common Stock").
When options are exercised, the Corporation may either issue authorized but unissued shares of Common Stock or

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transfer issued shares of Common Stock held in its treasury.  The total number of shares of Common Stock which may be granted as stock options shall not exceed 120,000. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such an option immediately prior to such expiration or other termination shall continue to be available for grant under the Plan.

5.   Grant and Amount of Options

     5.1 Initial Grant of Options

          The date of the initial option grant for a Non-Employee Director serving his or her term upon approval of the Plan shall be the date that the Plan is approved by the shareholders. The date of the initial option grant for a Non-Employee Director commencing his or her term shall be the date that he or she is elected to the Board of Directors by the shareholders at any special or annual meeting; provided however, that if an Employee Director becomes a Non-Employee Director, the initial grant of options for such Non-Employee Director shall be made at the next special or annual shareholders' meeting, even if such Non-Employee Director is not a candidate for election to the Board of
     Directors.   The initial option grant shall be  to  purchase
     5,000 shares of Common Stock (subject to adjustment pursuant to Section 7).

     5.2  Annual Grant of Options

            All annual awards of options shall be granted immediately following the close of the annual shareholder's meeting , with the first annual grant effective at the 1990 annual shareholder's meeting. The annual awards of such option grants will be to purchase 1,000 shares of Common Stock (subject to adjustment pursuant to Section 7), and such awards will be granted each year until the shares reserved for the Plan, under Section 4, are exhausted or the Plan otherwise expires.

       5.3    Transition  Provision  for  the  January  30,  1996
              Amendments

           Under the Plan, as amended and restated February 25, 1993, for 1995 certain Optionees did not receive an annual award of options ("1995 Optionees"). Therefore, because the Plan has been amended by the shareholders to provide for continuing and uninterrupted annual grants of options for the term of the Plan, the 1995 Optionees are granted, immediately following the close of the 1996 annual shareholders' meeting, an annual award of options for 1995 (at the same exercise price established for the other Optionees who received an annual award of options for 1996), in addition to the regular annual award of options to be granted following the close of the 1996 annual shareholders' meeting.

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6.   Terms and Conditions of Options

           Options shall be designated non-qualified options or not qualified as Incentive Stock Options under Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), and shall be evidenced by written instruments approved by the Committee. Such instruments shall conform to the following terms and conditions.

     6.1  Option Price

           The option price shall be the greater of $7.625 per share or 100% of the fair market value of the shares of Common Stock under option. The fair market value per share shall be the mean of the high and the low prices of the Common Stock on the Consolidated Trading Tape on that day or, if no sale of Common Stock is recorded on such Tape on that day, then on the next preceding day on which there was such a sale. The option price shall be paid (i) in cash or
     (ii) in shares of Common Stock of the Corporation having a fair market value equal to such option price or (iii) in a combination of cash and shares of Common Stock. The fair market value of shares of Common Stock delivered to the Corporation pursuant to the immediately preceding sentence shall be determined on the basis of the mean of the high and low price for a share of Common Stock on the Consolidated Trading Tape on the day of exercise or, if there was no such sale on the day of exercise, on the day next preceding the day of exercise on which there was such a sale.

     6.2  Exercise and Term of Options

          Each option shall be exercisable in full one year after the date of grant.

           Except in special circumstances, each option shall expire the latter of the tenth anniversary of the date of its grant or two years after the Non-Employee Director retires.

           After becoming exercisable, each installment shall remain exercisable until expiration or termination of the option. After becoming exercisable an option may be exercised by the Optionee from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Committee may provide that payment of the option exercise price may be made following delivery of the certificate for the exercised shares.

          Upon the exercise of a stock option, the purchase price will be payable in full in cash or its equivalent in property acceptable to the Corporation. In the discretion of the Committee, the purchase price may be paid by the assignment and delivery to the Corporation of shares of Common Stock or a combination of cash and such shares equal in value to the purchase price. Any shares of Common Stock so assigned and delivered to the Corporation in payment or

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     partial payment of the purchase price will be valued at Fair
     Market Value on the exercise date. Upon the exercise of a non-qualified stock option, the corporation shall withhold from the shares of Common Stock to be issued to the eligible Optionee the number of shares necessary to satisfy the Corporation's obligation to withhold Federal taxes, such determination to be based on the shares' Fair Market Value on the date of exercise.

     6.3  Termination of Directorship

          If an Optionee ceases, other than by reason of death or retirement, to be elected to serve on the Board of Directors, all options granted to such Optionee and exercisable on the date of termination of Directorship shall expire on the earlier of (i) the tenth anniversary after the date of grant or (ii) one year after the day such Optionee's term ends.

     6.4  Exercise Upon Death of Optionee

           If an Optionee dies, the option may be exercised, to the extent of the number of shares that the Optionee could have exercised on the date of such death, by the Optionee's estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution. Such exercise may be made at any time prior to the earlier of (i) the tenth anniversary after the date of grant or (ii) the third anniversary of such Optionee's death. On the earlier of such dates, the option shall terminate. The Committee may approve all cash payments to the estate of an Optionee if circumstances warrant such a decision.

     6.5               Assignability

           No option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and during the lifetime of the Optionee the option shall be exercisable only by such Optionee.

7.  Capital Adjustments

         The number and price of shares of Common Stock covered by each award of options and the total number of shares that may be granted under the Plan shall be proportionally adjusted to reflect, as deemed equitable and appropriate by the Committee and subject to any required action by shareholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

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8.   Change of Control

           Notwithstanding the provisions of Section 6, in the event of a change of control, all vesting on all unexercised stock options will accelerate to the change of control date. For purposes of this Plan, a "Change of Control" of the Corporation shall be deemed to have occurred at such time as
(a) any "person" (as the term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25.0% or more of the combined voting power of the Corporation's outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination for election was approved by a majority of the Board of Directors of the Corporation serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as he or she were a member of the Incumbent Board; or
(c) merger, consolidation or sale of all or substantially all the assets of the Corporation occurs, unless such merger or consolidation shall have been affirmatively recommended to the Corporation's stockholders by a majority of the Incumbent Board; or (d) a proxy statement soliciting proxies from stockholders of the Corporation by someone other than the current management of the Corporation seeking shareholder approval of a plan or reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the outstanding shares of the Corporation's securities are actually exchanged for or converted into cash or property or securities not issued by the Corporation unless the reorganization, merger or consolidation shall have been affirmatively recommended to the Corporation's shareholders by a majority of the Incumbent Board.

9.   Approvals

           The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from the Nevada Gaming Commission and the New Jersey Casino Control Commission, and upon obtaining shareholder approval of the Plan.

10.  Effective Date of Plan and Amendments

           The effective date of the Plan is August 22, 1989. The Plan will become effective as of that date provided that the Plan receives the approval of the holders of a majority of the outstanding shares of Common Stock at the Corporation's 1990 Annual Meeting of Shareholders. If such approval is not forthcoming, the Plan shall be null and void. The Plan amendments, dated January 30, 1996, ("Amendments") will become effective as of that date provided that the Amendments receive the approval of the holders of a majority of the outstanding shares of Common Stock at the Corporation's 1996 Annual Meeting of Shareholders. If such approval is not forthcoming, the Amendments shall be null and void.

11.  Term;  Amendment of Plan

           This Plan shall expire on August 21, 1999 (except to options outstanding on that date). The Board may terminate the Plan at any time. The Board may amend the Plan at any time, provided however, the provisions of Section 5 pertaining to the amount of options to be granted and the timing of such option grants and the provisions of Section 6.1 pertaining to the option price of the Common Stock under option shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder. Further provided however, that, without the approval of the holders of a majority of the outstanding shares of Common Stock: the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 7); the provisions of Section 3 regarding eligibility may not be modified; the purchase price at which shares may be offered pursuant to options may not be reduced (except by adjustment pursuant to Section 7); and the expiration date of the Plan may not be extended and no change may be made which would cause the Plan not to comply with Rule 16b-3 of the Exchange Act. No action of the Board or shareholders, however, may, without the consent of an Optionee, alter or impair such Optionee's rights under any option previously granted.

12.  Withholding Taxes

           The Corporation shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold Federal, state or local income or other taxes incurred by reason of payments or the issuance of shares of Common Stock under the Plan. Whenever under the Plan, shares of Common Stock are to be delivered upon exercise of an option, the Committee shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all Federal, state and other government withholding tax requirements related thereto.

13.  Plan Not a Trust

           Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and any Optionee, the executor, administrator or other personal representative, or designated beneficiary of such Optionee, or any other persons. Any reserves that may be established by the Corporation in connection with the Plan shall continue to be part of the general funds of the Corporation and no individual or entity other than the Corporation shall have any interest in such funds until paid to an Optionee. If and to the extent that any Optionee or such Optionee's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Corporation pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

14.  Notices

           Each Optionee shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, Common Stock and cash pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Optionee furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.
15.  Separability of Provisions

           If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

16.  Payment to Minors, etc.

           Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Corporation and other parties with respect thereto.

17.  Headings and Captions

           The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18.  Controlling Law

          This Plan shall be construed and enforced according to the laws of the States of New Jersey and Nevada to the extent not preempted by federal law, which shall otherwise control.

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